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                                                                     Exhibit 3.1

                             MTC TECHNOLOGIES, INC.

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     MTC Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 23, 2002.

     2. This Amended and Restated Certificate of Incorporation has been duly adopted by the directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     3. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation.

     4. The text of the original Certificate of Incorporation is hereby restated and amended to read in its entirety as set forth in Exhibit I attached
                                                             ---------
hereto.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed under the seal of the Corporation this 11th day of June, 2002.

                                              MTC TECHNOLOGIES, INC.



                                              By: /s/ Michael Solley
                                                 -------------------------------
                                              Name: Michael Solley
                                                   -----------------------------
                                              Title: President
                                                    ----------------------------

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                                    EXHIBIT I
                                    ---------

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             MTC TECHNOLOGIES, INC.


                                    ARTICLE I
                                    ---------

     The name of the corporation is MTC Technologies, Inc. (the "Corporation").

                                   ARTICLE II
                                   ----------

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                                   -----------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                   ----------

     Section 1. Authorized Capital Stock. The Corporation is authorized to issue
                ------------------------
two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Corporation is authorized to issue is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share.

     Section 2. Preferred Stock. The Preferred Stock may be issued in one or
                ---------------
more series. The Board of Directors of the Corporation (the "Board") is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, rights, qualifications, limitations or restrictions of all shares of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

     (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

     (b) the voting powers, if any, and whether such voting powers are full or limited in such series;

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     (c)  the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

     (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series and the dates and preferences of dividends on such series;

     (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity and the price or prices or the rates of exchange applicable thereto;

     (g) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

     (h)  the provisions, if any, of a sinking fund applicable to such series;
          and

     (i) any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

     Section 3. Common Stock. Except as may otherwise be provided in a Preferred
                ------------
Stock Designation, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

                                    ARTICLE V
                                    ---------

     The Board may make, amend and repeal the Bylaws of the Corporation. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Corporation. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation or the Bylaws to the contrary, Bylaws 1, 3, 8, 10, 11, 12, 13 and 36 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class. The Corporation may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. For the purposes of this Certificate of Incorporation, "Voting Stock" means stock of the Corporation of any class or series entitled to vote generally in the election of the directors of the Board (the "Directors"). Notwithstanding anything contained in this Certificate of Incorporation to the

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contrary, the affirmative vote of the holders of at least 80% of the Voting
Stock, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with, this Article V.

                                   ARTICLE VI
                                   ----------

     Subject to the rights of the holders of any series of Preferred Stock:

     (a) any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders; and

     (b)  special meetings of stockholders of the Corporation may be called only
          (i) by the Chairman of the Board (the "Chairman"), (ii) by the President of the Corporation or (iii) within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Corporation would have if there were no vacancies, by the Secretary of the Corporation.

At any annual meeting or special meeting of stockholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Corporation. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article VI.

                                   ARTICLE VII
                                   -----------

     Section 1. Number, Election and Terms of Directors. Subject to the rights,
                ---------------------------------------
if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Corporation will not be less than three nor more than nine and will be fixed from time to time in the manner described in the Bylaws of the Corporation. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The Directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2003; the Directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2004; and the Directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2005. At each succeeding annual meeting of the stockholders of the Corporation, the successors to the class of Directors whose terms expire at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each Director will hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, Directors may be elected by the

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stockholders only at an annual meeting of stockholders. Election of Directors of the Corporation need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected. If authorized by the Board, such requirement of written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any
                                                               --------
such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

         Section 2. Nomination of Director Candidates.  Advance notice of
                    ---------------------------------
stockholder nominations for the election of Directors must be given in the manner provided in the Bylaws of the Corporation.

         Section 3. Newly Created Directorships and Vacancies. Subject to the
                    -----------------------------------------
rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

         Section 4. Removal. Subject to the rights, if any, of the holders of
                    -------
any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office, but only for cause, by the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the stockholders may remove such Director or Directors for cause.

         Section 5. Amendment, Repeal, Etc. Notwithstanding anything contained
                    ----------------------
in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article VII.

                                  ARTICLE VIII
                                  ------------

         To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable law currently or hereafter in effect, no Director of the Corporation will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any repeal or modification of this Article VIII will not adversely affect any right or protection of a Director of the Corporation existing prior to such repeal or modification.

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                                   ARTICLE IX
                                   ----------

         Section 1. Right to Indemnification. Each person who was or is made a
                    ------------------------
party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a Director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted or required by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided,
                                                                 --------
however, that, except as provided in Section 3 of this Article IX with respect
-------
to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

         Section 2. Right to Advancement of Expenses. The right to
                    --------------------------------
indemnification conferred in Section 1 of this Article IX shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided,
                                                                 --------
however, that, if the General Corporation Law of the State of Delaware so
-------
requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a Director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article IX shall be contract rights, and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

         Section 3.  Right of Indemnitee to Bring Suit.  If a claim under
                     ---------------------------------
Section 1 or 2 of this Article IX is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If

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successful in whole or in part in any such suit, or in a suit brought by the
Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article IX or otherwise shall be on the Corporation.

         Section 4. Non-Exclusivity of Rights. The rights to indemnification and
                    -------------------------
to the Advancement of Expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

         Section 5. Insurance. The Corporation may maintain insurance, at its
                    ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         Section 6. Indemnification of Employees and Agents of the Corporation.
                    ----------------------------------------------------------
The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and Advancement of Expenses of Directors and officers of the Corporation.

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